John Hancock Funds, LLC
601 Congress Street
Boston, MA 02210-2805

March 20, 2013

To the Trustees of
John Hancock Funds
601 Congress Street
Boston, MA 02210

Re:	Rule 12b-1 Fee Waiver Letter Agreement

With reference to each of the Distribution Plans entered into by and between John Hancock Funds, LLC (the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate distribution and service fees of each Fund as set forth in Appendix B hereto.

2. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely,

JOHN HANCOCK FUNDS, LLC

By: /s/ Jeffrey H. Long
Jeffrey H. Long
Vice President, Finance

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo
Charles Rizzo
Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST
John Hancock Government Income Fund
John Hancock High Yield Fund
John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND
John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES
John Hancock Classic Value Fund
John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST
John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST
John Hancock Balanced Fund
John Hancock Global Opportunities Fund
John Hancock Large Cap Equity Fund
John Hancock Small Cap Intrinsic Value Fund
John Hancock Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II
John Hancock Financial Industries Fund
John Hancock Regional Bank Fund
John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III
John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST
John Hancock High Yield Municipal Bond Fund
John Hancock Tax-Free Bond Fund

JOHN HANCOCK SERIES TRUST
John Hancock Mid Cap Equity Fund

JOHN HANCOCK SOVEREIGN BOND FUND
John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES
John Hancock Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND
John Hancock Massachusetts Tax-Free Income Fund
John Hancock New York Tax-Free Income Fund

APPENDIX B

					Expiration Date of
	Classes				Waiver/Limit

Fund	A	B	C	R4

Balanced Fund	N/A	N/A	N/A	0.15%	2/28/2014

Classic Value Fund	N/A	N/A	N/A	0.15%	2/28/2014

Large Cap Equity Fund	N/A	N/A	N/A	0.15%	2/28/2014

Money Market Fund	0.15%	N/A	N/A	N/A	7/31/2014[1]

California Tax-Free Income	N/A	0.90%	0.90%	N/A	9/30/2013
Fund

High Yield Municipal Bond	0.15%	0.90%	0.90%	N/A	9/30/2013
Fund

Massachusetts Tax-Free	0.15%	0.90%	0.90%	N/A	9/30/2013
Income Fund

New York Tax-Free Income	0.15%	0.90%	0.90%	N/A	9/30/2013
Fund

Income Fund	N/A	N/A	N/A	0.15%	9/30/2013

Tax-Free Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2013

______________________________________

1 At the March 17-20, 2013 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the expiration date of the waiver and limit of the Rule 12b-1 distribution and service fees of Class A shares of Money Market Fund set forth above to July 31, 2014, effective upon the current expiration date of July 31, 2013.